Exhibit 10.6

CONTINUING GUARANTY

DATE: June 13, 2014

TO:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	1.	GUARANTY; DEFINITIONS.  In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation ("Parent"),
ISA INDIANA, INC., an Indiana corporation ("ISA Inc."), ISA LOGISTICS
LLC, a Kentucky limited liability company ("ISA Logistics"; Parent, ISA
Inc., and ISA Logistics, collectively referred to herein as "Borrowers" and individually as a "Borrower"), or any of them by WELLS FARGO BANK, NATIONAL ASSOCIATION and its Affiliates (collectively, "Wells Fargo"), and for other valuable consideration, the undersigned, each of ISA REAL
ESTATE, LLC, a Kentucky limited liability company ("ISA Real Estate"),
ISA INDIANA REAL ESTATE, LLC, a Kentucky limited liability company
("Indiana Real Estate"), WESSCO, LLC, a Delaware limited liability company ("Wessco"), 7021 GRADE LANE LLC, a Kentucky limited liability company ("7021 Grade"), 7124 GRADE LANE LLC, a Kentucky limited liability company ("7124 Grade"), and 7200 GRADE LANE LLC, a Kentucky limited liability company ("7200 Grade"; ISA Real Estate, Indiana Real
Estate, Wessco, 7021 Grade, 7124 Grade, and 7200 Grade, collectively referred to herein as "Guarantors" and individually as a "Guarantor"), each jointly and severally unconditionally guarantee and promise to pay to Wells Fargo, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Obligations as such term is defined in that certain Credit Agreement among Wells
Fargo, Borrowers and Guarantors, dated the date on or about the date hereof (as at any time amended, the "Credit Agreement"; terms used but not defined herein shall have the meanings as set forth in the Credit Agreement) and as further described on Schedule I attached hereto and hereby incorporated by reference. This Guaranty is a guaranty of payment and not collection.

	2.	MAXIMUM LIABILITY; SUCCESSIVE TRANSACTIONS; NO REVOCATION;
OBLIGATION UNDER OTHER GUARANTIES; TERMINATION DATE. This Guaranty is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Obligations, including that arising under successive transactions which shall either continue the Obligations, increase or decrease it, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Borrowers or Guarantors or any other event or proceeding affecting any of the Borrowers or Guarantors. To the fullest extent permitted by applicable law, each Guarantor waives any right that each such Guarantor may have to terminate or revoke this Guaranty. If, notwithstanding the foregoing waiver, a Guarantor shall nevertheless have any right under applicable law to terminate or revoke this
Guaranty, which right cannot be waived by such Guarantor, such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this
Guaranty and signed by such Guarantor, is actually received by an officer of Wells Fargo who is familiar with Borrowers' account with
Wells Fargo and this Guaranty; but any such termination or revocation shall not affect the obligation of any Guarantor or any Guarantor's successors or assigns with respect to any of the Obligations owing to Wells Fargo and existing at the time of the receipt by Wells Fargo of such revocation or to arise out of or in connection with any transactions theretofore entered into by Wells Fargo with or for the account of Borrowers or Guarantors. If Wells Fargo grants loans or other extensions of credit to or for the benefit of Borrower or takes other action after the termination or revocation by Guarantor but prior to Wells Fargo's receipt of such written notice of termination or revocation, then the rights of Wells Fargo hereunder with respect thereto shall be the same as if such termination or revocation had not occurred. Any payment by any Guarantor shall not reduce such
Guarantor's maximum obligation hereunder unless written notice to that effect is actually received by Wells Fargo at or prior to the time of such payment.  The obligations of each Guarantor under this Guaranty shall be in addition to any obligations of such Guarantor under any other guaranties of any liabilities or obligations of any of the
Borrowers or other persons heretofore or hereafter given to Wells Fargo, unless such other guaranties are expressly modified in writing pursuant to the terms thereof; and this Guaranty shall not, unless expressly provided for in this Guaranty, affect or invalidate any such other
guaranties.   The liability of Guarantors hereunder shall not exceed at
any time the sum of (a) $35,600,000, (b) all accrued and unpaid interest on the any Obligation, and (c) all costs and expenses pertaining to the enforcement of this Guaranty and/or the collection of the Obligations. Notwithstanding the foregoing, Wells Fargo may permit the Obligations of Borrowers to exceed Guarantors' liability. This Guaranty shall terminate on June 13, 2021 (the "Termination Date"). Termination of this Guaranty on the Termination Date shall not affect the liability of the Guarantors with respect to Obligations created or incurred prior to the Termination Date or amendments, modifications, substitutions, extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to the Obligations on or after the Termination Date

	3.	OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF
STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations of each Guarantor under this Guaranty are joint and several and independent of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against any Guarantor, whether the action is brought against any of the Borrowers or any other person, or whether any of the Borrowers or any other persons are joined in any such action or actions. Each Guarantor acknowledges that this Guaranty is absolute and unconditional, that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and binding on such Guarantor as of the date written below, regardless of whether Wells Fargo obtains collateral or any guaranties from others or takes any other action contemplated by such Guarantor.
Each Guarantor waives the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and such Guarantor agrees that any payment of any Obligations or other act which shall toll any applicable statute of limitations shall similarly toll the statute of limitations applicable to such Guarantor's liability under this Guaranty. The liability of each Guarantor hereunder shall be reinstated and revived and the rights of Wells Fargo shall continue if and to the extent for any reason any amount at any time paid on account of any Obligations guaranteed hereby is rescinded or must otherwise be restored by Wells Fargo, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Wells Fargo in its sole discretion; provided however, that if Wells Fargo chooses to contest any such matter at the request of any Guarantor, such Guarantor agrees to indemnify and hold Wells Fargo harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Wells Fargo in connection therewith, including without limitation, in any litigation with respect thereto.

	4.	AUTHORIZATIONS TO WELLS FARGO.  Each Guarantor authorizes Wells
Fargo either before or after revocation hereof, without notice to or demand on such Guarantor, and without affecting such Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Wells Fargo in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Obligations, or any portion thereof, or any other party thereto; and (e) apply payments received by Wells Fargo from any of the Borrowers to any portion of the Obligations, in such order as Wells Fargo shall determine in its sole discretion, whether or not such Obligations are covered by this Guaranty, and such Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Wells Fargo may without notice assign this Guaranty in whole or in part. Upon Wells Fargo's request, each Guarantor agrees to provide to Wells Fargo copies of such Guarantor's financial statements.

	5.	REPRESENTATIONS AND WARRANTIES.  Each Guarantor represents and warrants to Wells Fargo that: (a) this Guaranty is executed at Borrowers' request; (b) No Guarantor shall, without Wells Fargo's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of such Guarantor's assets other than in the ordinary course of such Guarantor's business; (c) Wells Fargo has made no representation to such Guarantor as to the creditworthiness of any of the Borrowers; and (d) such Guarantor has established adequate means of obtaining from each of the Borrowers on a continuing basis financial and other information pertaining to Borrowers' financial condition. Each Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect such Guarantor's risks hereunder, and such Guarantor further agrees that Wells Fargo shall have no obligation to disclose to such Guarantor any information or material about any of the Borrowers which is acquired by Wells Fargo in any manner.

	6.	EACH GUARANTOR'S WAIVERS.

	(a)	Each Guarantor waives any right to require Wells Fargo to: (i)
proceed against any of the Borrowers or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any of Borrowers or any other person; (iv) take any other action or pursue any other remedy in Wells Fargo's power;
or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of Obligations held by Wells Fargo as security for or which constitute in whole or in part the Obligations guaranteed hereunder, or in connection with the creation of new or additional Obligations.

	(b)	Each Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower;
(iv) the application by any of the Borrowers of the proceeds of any Obligations for purposes other than the purposes represented by the Borrowers to, or intended or understood by, Wells Fargo or such Guarantor; (v) any act or omission by Wells Fargo which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Wells
Fargo against any of the Borrowers; (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Obligations, in any form whatsoever, including any modification made after any purported revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Wells
Fargo give any notice of acceptance of this Guaranty. Until all Obligations has been paid in full, no Guarantor shall have right of subrogation, and each Guarantor waives any right to enforce any remedy which Wells Fargo now has or may hereafter have against any of the Borrowers or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Wells Fargo.
Each Guarantor further waives all rights and defenses such Guarantor may have arising out of (A) any election of remedies by Wells Fargo, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys such Guarantor's rights of subrogation or such Guarantor's rights to proceed against any of the Borrowers for reimbursement, or (B) any loss of rights such Guarantor may suffer by reason of any rights, powers or remedies of any of the Borrowers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Obligations, whether by operation of law or otherwise, including any rights such Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations.

	7.	WELLS FARGO'S RIGHTS WITH RESPECT TO EACH GUARANTOR'S PROPERTY
IN ITS POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of each Guarantor given to Wells Fargo by law, Wells Fargo shall have a lien upon and a right of setoff against all monies, securities and other property of any Guarantor now or hereafter in the possession of or on deposit with Wells Fargo, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to any Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Wells Fargo, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Wells Fargo in writing.

	8.	SUBORDINATION.  Any indebtedness of any of the Borrowers now or hereafter held by any Guarantor is hereby subordinated to the Obligations. Such indebtedness of Borrowers to any Guarantor is assigned to Wells Fargo as security for this Guaranty and the Obligations and, if Wells Fargo requests, shall be collected and received by such Guarantor as trustee for Wells Fargo and paid over to Wells Fargo on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such indebtedness of any Borrower to any Guarantor shall be marked with a legend that indicates that the notes or other instruments are subject to this Guaranty and, if Wells Fargo so requests, such notes and instruments shall be delivered to Wells Fargo.
Wells Fargo is hereby authorized in the name of any Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Wells Fargo deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

	9.	REMEDIES; NO WAIVER.  All rights, powers and remedies of Wells
Fargo hereunder are cumulative. No delay, failure or discontinuance of Wells Fargo in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Wells Fargo of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

	10.	COSTS, EXPENSES AND ATTORNEYS' FEES.  Each Guarantor shall pay to Wells Fargo immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and, after the occurrence of an Event of Default (as defined in the Credit Agreement), all allocated costs of Wells Fargo's in-house counsel), expended or incurred by Wells
Fargo in connection with the enforcement of any of Wells Fargo's rights, powers or remedies and/or the collection of any amounts which become due to Wells Fargo under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Wells Fargo or any other person) relating to any Guarantor or any other person or entity.
All of the foregoing shall be paid by Guarantors with interest from the date of demand until paid in full at the highest rate applicable to any Obligations under the Credit Agreement (plus the Default Rate then in effect).

	11.	SUCCESSORS; ASSIGNMENT.  This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that no Guarantor may assign or transfer any of its interests or rights hereunder without Wells Fargo's prior written consent. Each Guarantor acknowledges that Wells Fargo has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Obligations and any obligations with respect thereto, including this Guaranty. In connection therewith, Wells Fargo may disclose all documents and information which Wells Fargo now has or hereafter acquires relating to any Guarantor and/or this Guaranty, whether furnished by Borrowers, Guarantors or otherwise. Each Guarantor further agrees that Wells Fargo may disclose such documents and information to Borrowers.

	12.	AMENDMENT.  This Guaranty may be amended or modified only in writing signed by Wells Fargo and Guarantor.

	13.	APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrowers" and the word "Guarantor" respectively shall mean all or any one or more of them as the context requires.

	14.	UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF
PROVISIONS. Each Guarantor warrants and agrees that each of the waivers set forth herein is made with such Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

	15.	GOVERNING LAW.  The validity of this Guaranty, the
construction, interpretation, and enforcement of this Guaranty and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Guaranty will be determined under, governed by and construed in accordance with the laws of the Commonwealth of Kentucky without regard to conflicts of laws principles.

	16.	JURISDICTION.  All actions or proceedings arising in connection with this Guaranty may be tried and litigated in the State of Georgia and, to the extent permitted by applicable law, federal courts located in the City of Atlanta and the County of Fulton State of Georgia;
provided that any suit seeking enforcement against any Collateral or other property may be brought, at Wells Fargo's option, in the courts of any jurisdiction where Wells Fargo elects to bring such action or where such Collateral or other property may be found. Each Guarantor and Wells
Fargo waives, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 16.

	SECTION 17. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND WELLS FARGO WAIVES THEIR
RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING
OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A "CLAIM"). EACH GUARANTOR AND WELLS FARGO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER
AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS
FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY
THE COURT.

[Remainder of page intentionally left blank;
 signatures appear on the following pages]


	IN WITNESS WHEREOF, each of the undersigned Guarantors have executed this Guaranty as of the date first written above.


ISA REAL ESTATE, LLC

     By: Algar, Inc., its Manager

     By: : 	/s/ Sean Garber
     Name:  Sean Garber
     Title:    President


ISA INDIANA REAL ESTATE, LLC

     By: Algar, Inc., its Manager

     By: : 	/s/ Sean Garber
     Name:  Sean Garber
     Title:    President


WESSCO, LLC

By: : 	/s/ Orson Oliver
Name:  Orson Oliver
Title:    Interim Chief Executive Officer


7021 GRADE LANE LLC

     By: Algar, Inc., its Manager

     By: : 	/s/ Sean Garber
     Name:  Sean Garber
     Title:    President


7124 GRADE LANE LLC

     By: Algar, Inc., its Manager

     By: : 	/s/ Sean Garber
     Name:  Sean Garber
     Title:    President


7200 GRADE LANE LLC

     By: Algar, Inc., its Manager

     By: : 	/s/ Sean Garber
     Name:  Sean Garber
     Title:    President


Schedule I
Obligations

The "Obligations" shall mean (a) all loans (including the Advances and the Term Loan), debts, principal, interest (including any interest that accrues after the beginning of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrowers under or evidenced by this Guaranty, the Credit Agreement or any of the other Loan Documents or otherwise owing to Lender under any other present or future document, instrument or agreement, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all obligations indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by any Borrower to a Bank Product Provider with respect to any Bank Product, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising. Any reference in this Guaranty or in the Loan Documents to the Obligations will include all or any portion of the Obligations and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding and
(c) without limitation, all indebtedness evidenced by any promissory notes from time to time made by any Borrower to the order of Lender, including, without limitation, that certain Term Note dated the date hereof and made by Borrowers to the order of Lender in the principal amount of $2,800,000 and that certain Revolving Note dated the date hereof and made by Borrowers to the order of Lender in the principal amount of $15,000,000, in each case together with all amendments, restatements, modifications, substitutions, extensions and renewals thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.